Exhibit 99.1
NV5 ANNOUNCES RECORD FOURTH QUARTER AND FULL YEAR 2020 RESULTS; EXCEEDS ANALYSTS' EXPECTATIONS
 Hollywood, FL – March 2, 2021 – NV5 Global, Inc. (Nasdaq: NVEE) ("NV5" or the "Company"), a provider of compliance, technology, and engineering consulting solutions, today reported financial results for the fourth quarter and full year ended January 2, 2021.

“NV5 delivered another strong performance in 2020 with significant growth in revenues, EBITDA, margin, and cash flows from operations in spite of the coronavirus pandemic. The integration of our acquisitions delivered margin improvement through efficiencies of scale and our shared services model, and strong cash flows allowed accelerated payments of our debt revolver. We enter 2021 with strong momentum and expect to see benefits from a market focus on reliable delivery of power and environmental sustainability, a healthy acquisition pipeline, and the reopening of the economy throughout 2021,” said Dickerson Wright, PE, Chairman and CEO of NV5.

Fourth Quarter 2020 Financial Highlights
•Gross Revenues grew by 22% in the fourth quarter of 2020 to $161.2 million compared to $132.6 million in the fourth quarter of 2019.
•Net income grew by 28% in the fourth quarter of 2020 to $4.6 million compared to $3.6 million in the fourth quarter of 2019, with the fourth quarter of 2020 including $2.2 million of additional interest expense and $3.0 million of additional intangible amortization expense compared to fourth quarter of 2019.
•Adjusted EBITDA, which excludes stock-based compensation and acquisition-related costs, grew by 37% in the fourth quarter of 2020 to $24.4 million compared to $17.9 million in the fourth quarter of 2019.
•GAAP EPS was $0.35 per share in the fourth quarter of 2020.
•Adjusted EPS in the fourth quarter of 2020 was $0.82 per share compared to $0.64 per share in the fourth quarter of 2019, a 28% increase.
•Cash flows from operating activities for the fourth quarter of 2020 grew to $23.6 million compared to $18.3 million in the fourth quarter of 2019, a 29% increase.

Full Year 2020 Financial Highlights
•Gross Revenues grew by 30% in 2020 to $659.3 million compared to $508.9 million in 2019.
•Net income in 2020 was $21.0 million compared to $23.8 million in 2019, with 2020 including $12.9 million of additional interest expense, $14.1 million of additional intangible amortization expense, and a higher effective income tax rate compared to 2019.
•Adjusted EBITDA, which excludes stock-based compensation and acquisition-related costs, grew by 52% in 2020 to $105.4 million compared to $69.3 million in 2019.
•GAAP EPS was $1.65 per share in 2020.
•Adjusted EPS in 2020 was $3.72 per share compared to $3.25 per share in 2019, a 14% increase.
•Cash flows from operating activities in 2020 were $96.0 million compared to $39.9 million in 2019, a 141% increase.

52/53 Week Fiscal Year
NV5 uses a 52/53 week fiscal year ending on the Saturday closest to the calendar quarter end. As a result, 2020 included 53 weeks compared to 2019, which included 52 weeks.
Use of Non-GAAP Financial Measures; Comparability of Certain Measures

Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) is not a measure of financial performance under GAAP. Adjusted EBITDA reflects adjustments to EBITDA to eliminate stock-based compensation expense and acquisition-related costs. Management believes Adjusted EBITDA, in addition to operating profit, Net Income, and other GAAP measures, is a useful indicator of our financial and operating performance and our ability to generate cash flows from operations that are available for taxes, capital expenditures, and debt service. A reconciliation of Net Income, as reported in accordance with GAAP, to Adjusted EBITDA is provided at the end of this news release.

Adjusted earnings per diluted share (“Adjusted EPS”) is not a measure of financial performance under GAAP. Adjusted EPS reflects adjustments to reported diluted earnings per share (“GAAP EPS”) to eliminate amortization expense of intangible assets from acquisitions, net of tax benefits, and acquisition-related costs. As we continue our acquisition strategy, the growth in Adjusted EPS will likely increase at a greater rate than GAAP EPS. A reconciliation of GAAP EPS to Adjusted EPS is provided at the end of this news release.

Our definition of Adjusted EBITDA and Adjusted EPS may differ from other companies reporting similarly named measures. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as Net Income, and Diluted Earnings per Share.

Conference Call

NV5 will host a conference call to discuss its fourth quarter and full year 2020 financial results at 4:30 p.m. (Eastern Time) on March 2, 2021. The accompanying presentation for the call is available by visiting http://ir.nv5.com.

Date:    Tuesday, March 2, 2021
Time:    4:30 p.m. Eastern
Toll-free dial-in number:    +1 833-900-1538
International dial-in number:    +1 236-712-2278
Conference ID:    4096283
Webcast:    http://ir.nv5.com

Please dial-in at least 5-10 minutes prior to the start time to allow the operator to log your name and connect you to the conference.

The conference call will be webcast live and available for replay via the “Investors” section of the NV5 website.

About NV5

NV5 Global, Inc. (NASDAQ: NVEE) is a provider of compliance, technology, and engineering consulting solutions for public and private sector clients supporting infrastructure, utility, and building assets and systems. The Company primarily focuses on six business verticals: testing, inspection & consulting, infrastructure support services, utility services, buildings & program management, environmental health sciences, and geospatial technology services. NV5 operates out of more than 106 offices nationwide and abroad.  For additional information, please visit the Company’s website at www.NV5.com. Also visit the Company on Twitter, LinkedIn, Facebook, and Vimeo.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained in this news release and on the conference call. Such factors include: (a) changes in demand from the local and state government and private clients that we serve; (b) general economic conditions, nationally and globally, and their effect on the market for our services; (c) competitive pressures and trends in our industry and our ability to successfully compete with our competitors; (d) changes in laws, regulations, or policies; and (e) the “Risk Factors” set forth in the Company’s most recent SEC filings. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements, except as required by law.

Investor Relations Contact

NV5 Global, Inc.
Jack Cochran
Vice President, Marketing & Investor Relations
Tel: +1-954-637-8048
Email: ir@nv5.com

Source: NV5 Global, Inc.

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share data)

	January 2, 2021	December 28, 2019
Assets
Current assets:
Cash and cash equivalents	$64,909	$31,825
Billed receivables, net	142,705	131,041
Unbilled receivables, net	74,458	79,428
Prepaid expenses and other current assets	6,804	8,906
Total current assets	288,876	251,200
Property and equipment, net	27,011	25,733
Right-of-use lease assets, net	43,607	46,313
Intangible assets, net	174,931	255,961
Goodwill	343,796	309,216
Other assets	2,954	4,714
Total Assets	$881,175	$893,137

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$39,989	$36,116
Accrued liabilities	45,325	47,432
Billings in excess of costs and estimated earnings on uncompleted contracts	24,962	3,303
Client deposits	380	221
Current portion of contingent consideration	1,334	1,954
Current portion of notes payable and other obligations	24,196	25,332
Total current liabilities	136,186	114,358
Contingent consideration, less current portion	1,066	2,048
Other long-term liabilities	38,737	34,573
Notes payable and other obligations, less current portion	283,326	332,854
Deferred income tax liabilities, net	27,791	53,341
Total liabilities	487,106	537,174

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value; 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 45,000,000 shares authorized, 13,270,131 and 12,852,357 shares issued and outstanding as of January 2, 2021 and December 28, 2019, respectively	133	129
Additional paid-in capital	268,271	251,187
Retained earnings	125,665	104,647
Total stockholders’ equity	394,069	355,963
Total liabilities and stockholders’ equity	$881,175	$893,137

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF NET INCOME AND COMPREHENSIVE INCOME
(UNAUDITED)
(in thousands, except share data)

	Three Months Ended		Twelve Months Ended
	January 2, 2021	December 28, 2019	January 2, 2021	December 28, 2019
Gross revenues	$161,178	$132,598	$659,296	$508,938

Direct costs:
Salaries and wages	39,936	39,261	176,865	153,023
Sub-consultant services	28,929	22,629	107,602	79,598
Other direct costs	12,519	5,690	40,291	30,935
Total direct costs	81,384	67,581	324,758	263,556

Gross Profit	79,794	65,017	334,538	245,382

Operating Expenses:
Salaries and wages, payroll taxes and benefits	43,360	35,126	176,816	128,558
General and administrative	12,019	11,871	50,214	42,656
Facilities and facilities related	5,155	4,737	21,280	17,145
Depreciation and amortization	9,691	6,908	42,079	25,816
Total operating expenses	70,225	58,643	290,389	214,175

Income from operations	9,569	6,374	44,149	31,207

Interest expense	(3,260)	(1,045)	(15,181)	(2,275)

Income before income tax expense	6,309	5,329	28,968	28,932
Income tax expense	(1,735)	(1,754)	(7,950)	(5,176)
Net Income and Comprehensive Income	$4,574	$3,575	$21,018	$23,756

Earnings per share:
Basic	$0.37	$0.29	$1.70	$1.96
Diluted	$0.35	$0.28	$1.65	$1.90

Weighted average common shares outstanding:
Basic	12,468,444	12,204,650	12,362,786	12,116,185
Diluted	12,922,121	12,589,800	12,713,075	12,513,034

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Twelve Months Ended
	January 2, 2021	December 28, 2019
Cash flows from operating activities:
Net income	$21,018	$23,756
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	45,488	25,816
Non-cash lease expense	9,469	9,410
Provision for doubtful accounts	4,311	1,239
Stock-based compensation	14,955	10,430
Change in fair value of contingent consideration	—	(216)
(Gain) loss on disposals of property and equipment	(462)	21
Deferred income taxes	(13,064)	(6,634)
Amortization of debt issuance costs	896	131
Changes in operating assets and liabilities, net of impact of acquisitions:
Billed receivables	(13,592)	5,140
Unbilled receivables	1,996	(11,807)
Prepaid expenses and other assets	4,680	(3,599)
Accounts payable	3,367	534
Accrued liabilities	(4,865)	(7,315)
Income taxes payable	—	(2,697)
Billings in excess of costs and estimated earnings on uncompleted contracts	21,659	(4,322)
Deposits	153	13
Net cash provided by operating activities	96,009	39,900

Cash flows from investing activities:
Cash paid for acquisitions (net of cash received from acquisitions)	(882)	(348,375)
Proceeds from sale of assets	1,670	—
Purchase of property and equipment	(9,855)	(2,625)
Net cash used in investing activities	(9,067)	(351,000)

Cash flows from financing activities:
Borrowings from Senior Credit Facility	—	330,457
Payments of borrowings from Senior Credit Facility	(36,625)	(10,000)
Payments on notes payable	(15,207)	(13,393)
Payments of contingent consideration	(1,579)	(1,202)
Payments of debt issuance costs	(447)	(3,676)
Net cash (used in) provided by financing activities	(53,858)	302,186

Net increase (decrease) in cash and cash equivalents	33,084	(8,914)
Cash and cash equivalents – beginning of period	31,825	40,739
Cash and cash equivalents – end of period	$64,909	$31,825

NV5 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL MEASURES
TO COMPARABLE NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
(in thousands, except share data)

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

		Three Months Ended		Twelve Months Ended
		January 2, 2021	December 28, 2019	January 2, 2021	December 28, 2019
Net Income		$4,574	$3,575	$21,018	$23,756
Add:	Interest expense	3,260	1,045	15,181	2,275
	Income tax expense	1,735	1,754	7,950	5,176
	Depreciation and amortization	10,808	6,908	45,488	25,816
	Stock-based compensation	4,055	3,441	14,955	10,430
	Acquisition-related costs	11	1,148	856	1,819
Adjusted EBITDA		$24,443	$17,871	$105,448	$69,272

RECONCILIATION OF GAAP EPS TO ADJUSTED EPS

		Three Months Ended		Twelve Months Ended
		January 2, 2021	December 28, 2019	January 2, 2021	December 28, 2019
Net Income - per diluted share		$0.35	$0.28	$1.65	$1.90
Per diluted share adjustments:
Add:	Amortization expense of intangible assets and acquisition-related costs	0.63	0.50	2.79	1.79
	Income tax expense	(0.16)	(0.14)	(0.72)	(0.44)
Adjusted EPS		$0.82	$0.64	$3.72	$3.25